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                                                                  Exhibit 10.14


                     AMENDMENT NO. 1 TO MARKETING AGREEMENT
                              DATED MARCH 28, 1997
                                    BETWEEN
                 SUNAMERICA LIFE INSURANCE COMPANY ("COMPANY")
                                      AND
                         NSM SALES CORPORATION ("NSM")


WHEREAS, both parties desire to amend Section V (Exclusivity Rights and Obligations) in the above-referenced Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:


        1.      The last sentence of Paragraph A, Section V is amended to read:

                        If NSM fails to meet the minimum sales levels in any given period, the Company may terminate the exclusivity rights granted to NSM as set forth above; provided, however, if on July 15, 1997, the Company is unable, for whatever reason, to issue the Exclusive Policies in the Company's name and on the Company's data processing systems in those states that collectively accounted for 70% of NSM's 1996 sales of the corresponding John Alden Life Insurance Company annuity products, the minimum sales level for the period of April 1, 1997 to September 30, 1997 will be waived by the Company.


This amendment shall become effective on March 28, 1997.

All other terms and provisions and conditions of said Marketing Agreement shall remain in full force and effect.

SunAmerica Life Insurance Company               NSM Sales Corporation

By: /s/ Illegible Signature                     By: /s/ Anne V. Wardlow
  -------------------------------                  -----------------------------
Title: Executive Vice President                 Title: Senior Vice-President
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